UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2007

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In a February 23, 2007 press release, attached as Exhibit 99.1 to this current report on Form 8-K, R&G Financial Corporation (the “Company”), a diversified financial holding company, announced that trading in its Common Stock had been suspended by the New York Stock Exchange (the “NYSE”).

As anticipated in the Company’s February 12, 2007 press release, filed by the Company on that date with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K, and announced in a February 12, 2007 press release issued by the NYSE, the NYSE determined to suspend the Company’s Common Stock from trading prior to the NYSE’s opening on February 22, 2007.

As of the NYSE suspension of trading, the Company’s Common Stock is eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. The Company was advised by the National Association of Securities Dealers on February 21, 2007 that the trading symbol for the Common Stock on the Pink Sheets will be “RGFC.” Information about the Pink Sheets can be found at www.pinksheets.com.

Item 9.01	Exhibits.

99.1	Press Release of February 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: February 23, 2007

	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer